April 23, 2020 (v.3)	Exhibit 10.1

Mr. Mark A. Carano

2601 Beretania Circle

Charlotte, NC 28211

Dear Mark:

Insteel is pleased to extend this offer of employment to you to serve as Vice President, Chief Financial Officer and Treasurer of Insteel Industries, Inc. This letter will serve as written confirmation of the details of the employment offer.

For your consideration, the following is an overview of your compensation and a brief description of benefits currently offered by Insteel Industries, Inc.

●	Starting Date: May 18, 2020. You will report to me.
●	Starting salary: $13,269.24 paid bi-weekly.
●

You will be provided lump sum payments totaling $55,000 to be delivered at the following intervals: $27,500 in the first full pay period after your start date; and, $27,500 in the first full pay period following six (6) months of employment with Insteel.

●

You will be eligible to participate in our Return on Capital Incentive Plan with a target of 60% of your base pay. The payout maximum is 200% of the 60% target. Therefore, the actual incentive pay can be from 0% - 120% of base pay based on Company performance during the fiscal year. Any incentive pay for Fiscal Year 2020 would be prorated for time worked during the fiscal year. Participants in the Plan must be actively employed by Insteel at the time the bonus is paid to be eligible.

●

You will be eligible to participate in certain executive benefits, including: Supplemental Executive Retirement Plan (SERP), Split Dollar Life Insurance, Change in Control Agreement, and the Equity Incentive Plan. The initial Equity Incentive Plan (EIP) award will be approved at the August 2020 Insteel Board of Directors Meeting and will be fifty percent (50%) of the EIP annual target value of $250,000. Half of the award value will be delivered in Restricted Stock Units and the remaining half of the award will be delivered in Incentive Stock Options (ISO’s) or Non-Qualified Stock Options (NQSO’s). These plans are subject to change or cancellation by the Board of Directors at any time.

●	After completion of a ninety-day period you will be eligible for the following benefits:
Medical Insurance	Dental Insurance	Life Insurance
Flexible Benefits	Vision Insurance	401(k) Retirement Savings Plan
●	If you incur COBRA costs to continue your present medical coverage, the Company will reimburse the cost of COBRA continuation up until the time you are eligible for the Company plans.
●

As this position is in our Home Office of Mt. Airy, NC, relocation assistance is offered. You will be provided with a temporary living allowance of $20,000 to bridge the time period until you relocate your household within a commuting distance of Mount Airy, NC. Please contact Steve Burgess, Vice President of Human Resources at (336) 786-2141 extension 3025 to discuss relocation details.

1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

Mark A. Carano
April 23, 2020

●	The guideline for vacation for your role is generally 15 days of vacation per calendar year. Vacation may not be carried over from one year to another.
●	You will be eligible for Company paid Short-term Disability, and Long-term Disability benefits after one year of service.

Please note: The pre-employment contingencies for the drug and background check are removed from this letter as a result of the clean drug test and background check results received by Insteel on April 23, 2020. There are no pre-employment contingencies in the offer.

Insteel requires new employees to execute the documents listed below. We can discuss any questions that may arise following your review.

●	Drug and Alcohol Guidelines (Substance Abuse Policy)
●	Background Checks Policy and Authorization Form
●	Application Form
●	Confidentiality Agreement (Please note witness signature block.)
●	Code of Conduct
●	Insider Trading Policy
●	E-mail Policy
●	Computer Software Policy
●	Internet Agreement
●	Two copies of the Confirmation Letter (please retain one original for your records)

Insteel’s most recent Annual Report, Insteel Benefits Guide and an I-9 Information form are enclosed for your information.

While we believe our relationship will be mutually beneficial, please understand that we are not offering employment of a fixed term and you should not construe this letter, our offer of employment, or our previous meetings as intent by Insteel to enter into a contractual employment arrangement with you.

Should you have any questions as you consider your future employment with Insteel, please call me. I sincerely look forward to you joining our company.

Sincerely,

/s/ H. O. Woltz III

H.O. Woltz III

Chairman, President, and Chief Executive Officer

Signature page follows

Mark A. Carano
April 23, 2020

I have read and understand the contents of this letter.

/s/ Mark A Carano                                            Signature

Mark A. Carano

April 29, 2020                                                      Date

3